Exhibit 5.1
[LETTERHEAD OF VENABLE LLP]
February 7, 2006
Education Realty Trust, Inc.
Suite 300
530 Oak Court Drive
Memphis, Tennessee 38117

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We have served as Maryland counsel to Education Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of up to 6,271,229 shares (the “Shares”) of Common Stock, $.01 par value per share, of the Company (the “Common Stock”) to be sold from time to time by the stockholders of the Company named under the caption “Selling Stockholders” in the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). 1,376,472 Shares (the “Education Realty OP Unit Shares”) are issuable at the option of the Company upon the redemption of units of limited partnership interest (the “Education Realty OP Units”) in Education Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), 269,757 Shares (the “University Towers OP Unit Shares” and, together with the Education Realty OP Unit Shares, the “OP Unit Shares”) are issuable at the option of the Company upon the redemption of units of limited partnership interest (the “University Towers OP Units” and, together with the Education Realty OP Units, the “OP Units”) in University Towers Operating Partnership, LP, a Delaware limited partnership (the “University Towers Partnership”), 250,000 Shares (the “Warrant Shares” and, together with the OP Unit Shares, the “New Shares”) are issuable upon exercise of a warrant granted to JPI Investment Company, L.P., a Texas limited partnership (the “Warrant”), and 4,375,000 Shares (the “Outstanding Shares”) were issued on September 30, 2005 to certain subscribers in a private placement.
     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

Education Realty Trust, Inc.
February 7, 2006

     2. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
     3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;
     4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
     5. Resolutions adopted by the Board of Directors of the Company relating to, among other matters, the registration and issuance of the Shares and the issuance of the Warrant (the “Resolutions”), certified as of the date hereof by an officer of the Company;
     6. A certificate executed by an officer of the Company, dated as of the date hereof; and
     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
     In expressing the opinion set forth below, we have assumed the following:
     1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.
     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties,

Education Realty Trust, Inc.
February 7, 2006

statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
     5. The Outstanding Shares were not issued and have not been transferred, and the New Shares will not be issued or transferred, in violation of any restriction or limitation contained in Article VII (Restriction on Transfer and Ownership of Shares) of the Charter.
     6. The OP Units have been duly authorized and validly issued by the Operating Partnership or the University Towers Partnership, as the case may be.
     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
     2. The issuance of the Outstanding Shares has been duly authorized and the Outstanding Shares are validly issued, fully paid and nonassessable.
     3. The issuance of the OP Unit Shares has been duly authorized and, when and to the extent issued upon redemption of the applicable OP Units in accordance with the Resolutions and the Registration Statement, the OP Unit Shares will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.
     4. The issuance of the Warrant Shares has been duly authorized and, when and to the extent issued upon exercise of the Warrant in accordance with the Resolutions and the Registration Statement, the Warrant Shares will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.
     The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other

Education Realty Trust, Inc.
February 7, 2006

than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
     The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled “Legal matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,
/s/ Venable LLP